                                                                    EXHIBIT 3.01

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SPECIALTY CATALOG CORP.

                              --------------------

     The undersigned, for the purposes of organizing a corporation pursuant to the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation with the Secretary of the State of Delaware and does hereby certify as follows:

     FIRST: The name of the corporation is Specialty Catalog Corp. (hereinafter referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 50,000 consisting of:

          A. 20,000 shares of common stock, par value of one cent ($0.01) per share (hereinafter referred to as "Common Stock").

          (1) Subject to the restrictions set forth in Paragraph B of this Article FOURTH, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph B of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, or whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

          B. 30,000 shares of preferred stock, par value one hundred dollars ($100.00) per share (hereinafter referred to as "Preferred Stock").

          (1) Dividends. Each holder of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of
          (i) $13.00 per annum per share and (ii) 13% per annum (compounded quarterly) on any accrued dividends on such shares, whether or not declared, that remain unpaid beyond the next succeeding Dividend Payment Date (as defined herein). Dividends on shares of Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in cash in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1994 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (each such date a "Dividend Payment Date") to holders of record as they appear on the stock books of the Corporation on such record dates as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York. The amount of dividends payable per share of Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full semi-annual dividend period shall be computed on the basis of a 365-day year and the number of days actually elapsed in such period. Dividends in arrears may be declared and paid at any time to holders of record on the record date therefor.

               So long as any Preferred Stock shall remain outstanding, the Corporation shall not, directly or indirectly, (i) pay, declare or set apart for payment any dividend or make any other distribution (in each case, whether payable in cash, in property, in securities of the Corporation or otherwise) on or in respect of any class of capital stock of the Corporation other than the Preferred Stock, and (ii) purchase, redeem or otherwise acquire (or pay or make available any monies for a sinking fund for the purchase, redemption or acquisition
          of) any shares of any class of capital stock of the Corporation, in each case if there shall then be any accrued dividends on any shares of Preferred Stock accrued to the date of such action that have not been declared and paid or set apart for payment; except that this subparagraph shall not prohibit a dividend or distribution payable in Common Stock or in rights or warrants to purchase Common Stock.

               If at any time the Corporation pays less than the total amount of dividends then accrued with respect to Preferred Stock, such payment shall be distributed pro rata to the holders of Preferred Stock based upon the aggregate accrued and unpaid dividends no the shares held by each such holder.

          (2) Redemption. The Corporation, at its option, may redeem at any time in whole or from time to time in part, the Preferred Stock on any date set by the Board of Directors, at a price equal to the par value per share of any share redeemed, plus, in each case, an amount in cash equal to all dividends on the Preferred Stock accrued and unpaid thereon, whether or not declared or due, pro rata to the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price". Unless earlier called for redemption in accordance with the provisions hereof, on tenth anniversary of date of issuance, or, if such date is not a business day, the next succeeding day that is a business day, each outstanding share of Preferred Stock shall be mandatorily redeemed at the Redemption Price, payable in cash.

               In case of the optional redemption of less than all of the then outstanding Preferred Stock, the Corporation shall effect such redemption pro rata.

               Not more than 60 nor less than 10 days prior to any redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the Redemption Price, (iii) the place or places of payment, (iv) that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Preferred Stock to be redeemed) the number of shares of Preferred Stock to be redeemed and, if fewer than all of the shares to be redeemed from such holder, and (vi) that on and after the redemption date, dividends will cease to accrue on such shares.

               Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not (a) affect the validity of the proceedings for the redemption of any other shares of Preferred Stock or (b) prejudice the rights of any holders of Preferred Shares to cause the Corporation to redeem any such shares held by them. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders with respect to the shares so called and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

               The holder of any shares of Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Preferred Stock after its redemption date.

          (3) Voting Rights. The holders of shares of Preferred Stock shall not be entitled to any voting rights except as provided by law.

          (4) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Corporation, the amount of $100.00 in cash for each share of Preferred Stock, plus the dividends accrued and unpaid thereon to the date of final distribution to such holders, before any distribution shall be made to the holders of any Common Stock or other capital stock of the Corporation ranking junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to the holders of the Preferred Stock of all preferential amounts payable to all such holders, then the distributable assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock in proportion to the respective amounts that would have been payable per share if such assets had been sufficient to permit payment in full. Except as otherwise provided in this Paragraph B(4) of this Article FOURTH, holders of Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Paragraph B(4) of this Article FOURTH, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation, merger or business combination of the Corporation with or into one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up of the Corporation (unless in connection therewith the liquidation of the Corporation is specifically approved). No interest shall accrue on any payment upon liquidation after the due date thereof.

          (5) Cancellation of Reacquired Preferred Stock. Shares of Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall be canceled on the books of the Corporation and shall not be reissued.

     FIFTH:    A. The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Corporation.

               B. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

               C.  The name and address of the sole incorporator is as follows:

                   John Hoffman
                   Kramer, Levin, Naftalis, Nessen, Kamin & Frankel 919 Third Avenue
                   New York, New York 10022

     SIXTH:    A. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation law is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               B. No repeal or modification of the foregoing Paragraph A of this Article SIXTH and no amendment, repeal or termination of any law authorizing such Paragraph shall adversely affect any right or protection of any director of the Corporation for or with respect to any act or omission occurring prior to such amendment, repeal or termination of effectiveness.

     SEVENTH: A. The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws as may from time to time be in effect, indemnify any person, or the personal representative thereof, who was or is a party to any or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, against losses, liabilities, judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan or otherwise), amounts paid in settlement and expenses (including, without limitation, court costs, attorneys' fees and disbursements and those of accountants and other experts and consultants), actually and reasonably incurred by such person as a result of or in connection with such action, suit or proceeding or any appeal therein all of which expenses as incurred shall be advanced by the Corporation pending the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation's obligation to indemnify and to prepay expenses hereunder (i) shall inure to the benefit of the heirs, executors and administrators of any person who has ceased to be a director or officer of the Corporation, (ii) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or directors or otherwise, and (iii) shall arise, and all rights granted to directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the By-Laws of the Corporation, or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article SEVENTH that shall have become vested as aforesaid prior to the date such amendment or other corporate action is taken. Nothing contained in this Article SEVENTH shall be construed in such a manner as to prohibit the Corporation from granting any additional right of indemnification to any director or officer of the Corporation by agreement, vote of stockholders or directors or otherwise.

               B. If the Delaware General Corporation Law is amended hereafter to expand or limit the indemnification a corporation may provide to a director or officer, then the indemnification of a director or officer of the Corporation shall be expanded to the fullest extent so permitted or limited to the least extent so required by the Delaware General Corporation Law, as so amended.

               C. The Corporation may, by agreement, vote of stockholders or directors or otherwise, indemnify its employees and agent and the personal representatives thereof to the fullest extent permitted under Delaware Law.

               IN WITNESS WHEREOF, the undersigned, being the sole incorporator, hereby declares and certifies that the facts herein stated are true, and accordingly has hereto set his hand this 30th day of November, 1994.


                                        By:  /s/ John Hoffman
                                             --------------------
                                             John Hoffman
                                             Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                            SPECIALTY CATALOG CORP.

           Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

        It is hereby certified that:

        1. The present name of the corporation is Specialty Catalog Corp. (the "Corporation").

        2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 29, 1994.

        3. Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

        "FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 50,000, consisting of:

                (a) 30,000 shares of preferred stock, par value one hundred dollars ($100.00) per share (the "Preferred Stock"); and

                (b) 16,000 shares of Class A Common Stock, par value of one cent ($.01) per share (the "Class A Common Stock"), 2,000 shares of Class B Common Stock, par value of one cent ($.01) per share (the "Class B Common Stock"), and 2,000 shares of Class C Common Stock, par value of one cent ($0.1) per share (the "Class C Common Stock"; collectively, with the Class A Common Stock and the Class B Common Stock, the "Common Stock").

                The following is a statement of the designations, rights, preferences, qualifications, limitations and restrictions in respect of each class of capital stock of the Corporation.

A.      PREFERRED STOCK

        (1)  Dividends. Each holder of Preferred Stock shall be entitled to
             ---------
        receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of (i) $13.00 per annum per share and (ii) 13% per annum (compounded quarterly) on any accrued dividends on such shares, whether or not declared, that remain unpaid beyond the next succeeding Dividend Payment Date (as defined herein). Dividends on shares of Preferred Stock shall accrue and be cumulative from November 23, 1994, except that dividends on shares of Preferred Stock that are issued after January 1, 1995 shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in cash in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1994 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (each such date a "Dividend Payment Date") to holders of record as they appear on the stock books of the Corporation on such record dates as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York. The amount of dividends payable per share of Preferred Stock for each quarterly dividend period pursuant to clause (i) of the first sentence of this paragraph shall be computed by dividing the annual amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 365-day year and the number of days actually elapsed in such period. Dividends in arrears may be declared and paid at any time to holders of record on the record date therefor.

                So long as any Preferred Stock shall remain outstanding, the Corporation shall not, directly or indirectly, (i) pay, declare or set apart for payment any dividend or make any other distribution (in each case, whether payable in cash, in property, in securities of the Corporation or otherwise) on or in respect of any class of capital stock of the Corporation other than the Preferred Stock, and (ii) purchase, redeem or otherwise acquire (or pay or make available any monies for a sinking fund for the purchase, redemption or acquisition of) any shares of any class of capital stock of the Corporation, in each case if there shall then be any accrued dividends on any shares of Preferred Stock accrued to the date of such action that have not been declared and paid or set apart for payment; except that this subparagraph shall not prohibit a dividend or distribution payable in Common Stock or in rights or warrants to purchase Common Stock.

                If at any time the Corporation pays less than the total amount of dividends then accrued with respect to Preferred Stock, such payment shall be distributed pro rata to the holders of Preferred Stock based upon the aggregate accrued and unpaid dividends on the shares held by each such holder.

        (2)  Redemption. The Corporation, at its option, may redeem at any time
             ----------
        in whole or from time to time in part, the Preferred Stock on any date set by the Board of Directors, at a price equal to the par value per share of any share redeemed, plus, in each case, an amount in cash equal to all dividends on the Preferred Stock accrued and unpaid thereon, whether or not declared or due, pro rata to the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price".

                In case of the redemption of less than all of the then outstanding Preferred Stock, the Corporation shall effect such redemption pro rata.

                Not more than 60 nor less than 10 days prior to any redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the Redemption Price, (iii) the place or places of payment, (iv) that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Preferred Stock to be redeemed, (v) the number of shares of Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder, and (vi) that on and after the redemption date, dividends will cease to accrue on such shares.

                Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not (a) affect the validity of the proceedings for the redemption of any other shares of Preferred stock or (b) prejudice the rights of any holders of Preferred Shares to cause the Corporation to redeem any such shares held by them. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders with respect to the shares so called and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

                The holder of any shares of Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Preferred Stock after its redemption date.

        (3)  Voting Rights. The holders of shares of Preferred Stock shall not
             -------------
        be entitled to any voting rights except as provided by law.

        (4)  Liquidation Preference. In the event of any voluntary or
             ----------------------
        involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Corporation, the amount of $100.00 in cash for each share of Preferred Stock, plus the dividends accrued and unpaid thereon to the date of final distribution to such holders, before any distribution shall be made to the holders of any Common Stock or other capital stock of the Corporation ranking junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to the holders of the Preferred Stock of all preferential amounts payable to all such holders, then the distributable assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock in proportion to the respective amounts that would have been payable per share if such assets had been sufficient to permit payment in full. Except as otherwise provided in this Paragraph A(4) of this Article FOURTH, holders of Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation . For the purposes of this Paragraph A(4) of this Article FOURTH, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation, merger or business combination of the Corporation with or into one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up of the Corporation (unless in connection therewith the liquidation of the Corporation is specifically approved). No interest shall accrue on any payment upon liquidation after the due date thereof.

        (5)  Cancellation of Reacquired Preferred Stock. Shares of Preferred
             ------------------------------------------
        Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall be cancelled on the books of the Corporation and shall not be reissued.

                B.  COMMON STOCK:

        (1)  Dividends. Subject to the restrictions set forth in Paragraph A of
             ---------
        this Article FOURTH, the holders of Common Stock shall be entitled to receive, ratably on all shares, regardless of whether such shares are shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, such dividends as may be declared from time to time by the Board of Directors.

        (2)  Voting Rights. The holders of Class A Common Stock, Class B Common
             -------------
        Stock and Class C Common Stock shall have the right to vote on all matters to be voted on by the stockholders of the Corporation and shall vote as a single class; provided, however, that on every matter that may
                                --------  -------
        be voted on by the holders of the Common Stock, (i) each holder of Class A Common Stock shall be entitled to one vote per share, (ii) each holder of Class B Common Stock shall be entitled to one-half vote per share and
        (iii) each holder of Class C Common Stock shall be entitled to one and one-half votes per share.

        (3)  Liquidation. After distribution in full of the preferential amount
             -----------
        (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably on all shares, regardless of whether such shares of Class A Common Stock, Class B Common Stock or Class C Common Stock.

        (4)  Conversion. Upon the sale, disposition or other transfer of any
             ----------
        share(s) of Class B Common Stock by the original holder thereof, (i) such share(s) of Class B Common Stock shall automatically and immediately convert (and be deemed to be converted) into an equal number of shares of Class A Common Stock, and (ii) an equal number of shares of Class C Common Stock shall automatically and immediately convert (and be deemed to be converted) into an equal number of shares of Class A Common Stock, and the Corporation promptly shall give notice of such conversion to the holder or holders thereof. If more than one such holder exists, then the conversion of shares of Class C Common Stock into shares of Class A Common Stock shall be effected pro rata among the shares of Class C Common Stock owned by such holders. The notice delivered by the Corporation to the holder(s) of Class C Common Stock shall (x) state that the certificate(s) representing such shares are cancelled effective as of the date of the disposition or other transfer of the shares of Class B Common Stock, representing from that date forward only the right to receive new certificates, as set forth herein, and (y) set forth the number of shares of Class A Common Stock and the number of shares of Class C Common Stock, if any, to be received by such holder(s) upon such holder(s) surrender of the certificate(s) representing the shares of Class C Common Stock owned by such holder(s).

                Promptly after any sale, disposition or other transfer of shares of Class B Common Stock by the original holder thereof, such original holder shall deliver notice thereof to the Corporation and shall cause the transferee(s) of such shares to surrender the certificate(s) representing such shares to the Corporation at its principal office at any time during its usual business hours, stating in such notice the name or names in which the certificate(s) for Class A Common Stock (and the certificate(s) for Class B Common Stock, if less than all shares of Class B Common Stock represented by the surrendered certificate have been transferred) shall be issued and the address to which such certificate(s) shall be delivered. As soon as practicable after such surrender of such certificate(s), (i) the Corporation shall issue and deliver at such address as is specified by such transferee(s) certificate(s) for the number of shares of Class A Common Stock to which such transferee(s) shall be entitled as aforesaid, and (ii) if less than all shares of Class B Common Stock represented by the surrendered certificate(s) have been transferred, the Corporation shall issue and deliver to the original holder of such shares a certificate for the number of shares of Class B Common Stock that such original holder still owns.

                Promptly after its receipt of notice from the Corporation as provided above of any conversion of its shares of Class C Common Stock into shares of Class A Common Stock, the holder(s) thereof promptly shall surrender the certificate(s) representing such shares of Class C Common Stock to the Corporation at its principal office at any time during its usual business hours, stating in a notice the name or names in which the certificate(s) for Class A Common Stock and the certificate(s) for Class C Common Stock, if any, shall be issued and the address(es) to which such certificate(s) shall be delivered. As soon as practicable after such surrender of such certificate(s), the Corporation shall issue and deliver at such address(es) as is specified by such holder(s) a certificate or certificates for the number of shares of Class A Common Stock and the number of shares of Class C Common Stock, if any, to which such holder(s) shall be entitled as aforesaid.

                The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares, shares of Class A Common Stock, solely for issuance upon the conversion of shares of Class B Common Stock or shares of Class C Common Stock as herein provided. All shares of Class A Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Class A Common Stock of the Corporation may be listed. The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock or shares of Class C Common Stock shall be made without charge to the holders of such converted shares for any issuance tax in respect thereof.

                All shares of Class B Common Stock and all shares of Class C Common Stock that are converted into shares of Class A Common Stock shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Class B Common Stock and/or Class C Common Stock accordingly."

        4. The foregoing amendment to the Certificate of Incorporation of the Corporation was declared advisable by the Board of Directors of the Corporation pursuant to a resolution duly adopting the amendment on April __, 1995, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of all of the outstanding stock of the Corporation entitled to vote thereon.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Steven L. Bock, its Chief Executive Officer, and Stephen O'Hara, its Secretary, this ___ day of ________, 1995.


[CORPORATE SEAL]

                                     SPECIALTY CATALOG CORP.


                                     /s/ Steven L. Bock
                                     ---------------------------
                                     Steven L. Bock
                                     Chief Executive Officer


Attest:


/s/ Stephen O'Hara
- ------------------------
Stephen O'Hara
Secretary